     As filed with the Securities and Exchange Commission on April 20, 2001.

                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             SONICBLUE INCORPORATED
             (Exact name of registrant as specified in its charter)

                Delaware                                                           77-0204341
    (State or other jurisdiction of                                             (I.R.S. Employer
     incorporation or organization)                                           Identification No.)

     2841 Mission College Boulevard
        Santa Clara, California                                                      95054
(Address of Principal Executive Offices)                                           (Zip Code)

                                    1989 STOCK PLAN OF S3 INCORPORATED
                                         (Full title of the plan)

          KENNETH F. POTASHNER                                                      Copy to:
 President, Chief Executive Officer and
                Chairman                                                       JORGE A. DEL CALVO
         SONICblue Incorporated                                              Pillsbury Winthrop LLP
     2841 Mission College Boulevard                                           2550 Hanover Street
     Santa Clara, California 95054                                            Palo Alto, CA 94304
             (408) 588-8000                                                      (650) 233-4500
  (Name, address and telephone number,
including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

               Title of                         Amount             Proposed Maximum            Proposed              Amount of
             Securities To                      To Be               Offering Price         Maximum Aggregate        Registration
             Be Registered                  Registered(1)            per Share(2)          Offering Price(2)            Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.0001 par value            3,024,265 shares             $4.395                $13,291,945              $3,323
------------------------------------------------------------------------------------------------------------------------------------

(1)      Calculated pursuant to General Instruction E to Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low sales prices of the Company's Common Stock on the Nasdaq National Market on April 17, 2001.

(3) Associated with the Common Stock are rights to purchase Preferred Stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

                                -----------------

         The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

       INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

                        GENERAL INSTRUCTION E INFORMATION

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective.

         The Registrant's Registration Statements on Form S-8 filed with the Securities and Exchange Commission on April 7, 1993 (File No. 33-60666), August 1, 1994 (File No. 33-82280), February 13, 1995 (File No. 33-89388), May 16, 1995
(File No. 33-92372), April 18, 1996 (File No. 33-33726), May 23, 1996 (File No.
333-04439), February 11, 1997 (File No. 333-21573), March 24, 1997 (File No.
333-23819), March 18, 1998 (File No. 333-48189), February 5, 1999 (File No.
333-71869), October 27, 2001 (File No. 333-48824) and October 27, 2000 (File No.
333-48828) are hereby incorporated by reference.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant (File No. 0-21126) with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) The Registrant's Current Report on Form 8-K filed on January 18, 2001, as amended by Form 8-K/A filed on February 28, 2001, and Current Reports on Form 8-K filed on February 5 and March 26, 2001;

         (c) The description of the Series A Participating Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed May 20, 1997, as amended by Form 8-A/A filed on September 28, 1999; and

         (d) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed on January 21, 1993 and Amendment No. 1 thereto filed on September 28, 1999.

         In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. EXHIBITS.

     Exhibit
     Number
     -------

        5.1         Opinion of Pillsbury Winthrop LLP.

       23.1         Consent of Ernst & Young LLP, Independent Auditors.

       23.2         Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

       24.1         Power of Attorney (included on page 3).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on April 19, 2001.

                                        SONICBLUE INCORPORATED

                                        By:   /s/ Kenneth F. Potashner
                                           ----------------------------------
                                                  Kenneth F. Potashner
                                           President, Chief Executive Officer
                                               and Chairman of the Board
                                             (Principal Executive Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth F. Potashner and William F. McFarland, and each of them his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

-------------------------------------------------------------------------------------------------------------
                   Signature                                     Title                         Date
-------------------------------------------------------------------------------------------------------------
         /s/ Kenneth F. Potashner                     President, Chief Executive          April 19, 2001
-------------------------------------------------  Officer and Chairman of the Board
             Kenneth F. Potashner                    (Principal Executive Officer)


          /s/ William F. McFarland                   Vice President, Controller &         April 19, 2001
-------------------------------------------------   Interim Chief Financial Officer
              William F. McFarland                     (Principal Financial and
                                                          Accounting Officer)

                                                      Vice Chairman of the Board
-------------------------------------------------
                 Terry N. Holdt


                                                               Director
-------------------------------------------------
                  Robert P. Lee


           /s/ Carmelo J. Santoro                              Director                   April 19, 2001
-------------------------------------------------
               Carmelo J. Santoro


            /s/ James T. Schraith                              Director                   April 19, 2001
-------------------------------------------------
                James T. Schraith

     Exhibit
     Number
     -------
        5.1         Opinion Pillsbury Winthrop LLP.

       23.1         Consent of Ernst & Young LLP, Independent Auditors.

       23.2         Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

       24.1         Power of Attorney (included on page 3).